                Healthworld Agreement and Plan of Organization/US
--------------------------------------------------------------------------------


                       AGREEMENT AND PLAN OF ORGANIZATION

                 Dated as of the 23rd day of October, 1997

                                 by and between

                            HEALTHWORLD CORPORATION,

                                       and

                                STEVEN GIRGENTI,

                                 FRANCIS HUGHES,

                                 WILLIAM BUTLER,

                                       and

                                HERBERT EHRENTHAL


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                Healthworld Agreement and Plan of Organization/US
--------------------------------------------------------------------------------


                                TABLE OF CONTENTS

                                                                                                                            Page No.
                                                                                                                            --------

1         The Organization................................................................................................        7
          ----------------
                    1.1        Organization...............................................................................        7
                               ------------
                    1.2        Directors and Officers.....................................................................        8
                               ----------------------

2         Conversion of Stock.............................................................................................        8
          -------------------
                    2.1        Manner of Conversion.......................................................................        8
                               --------------------
                    2.2        Beneficial Ownership of Shares.............................................................        8
                               ------------------------------
                    2.3        Allocation of Shares.......................................................................        8
                               --------------------

3         Delivery of Company Stock and Healthworld Stock................................................................        10
          -----------------------------------------------

4         Closing........................................................................................................        10
          -------

5         Representations And Warranties of U.S. Stockholders............................................................        10
          ---------------------------------------------------
                    5.1        Due Organization..........................................................................        11
                               ----------------
                    5.2        Prohibited Activities.....................................................................        12
                               ---------------------
                    5.3        Capital Stock of the Company..............................................................        12
                               ----------------------------
                    5.4        Transactions in Capital Stock.............................................................        13
                               -----------------------------
                    5.5        No Bonus Shares...........................................................................        13
                               ---------------
                    5.6        Subsidiaries..............................................................................        13
                               ------------
                    5.7        Predecessor Status; etc...................................................................        13
                               -----------------------
                    5.8        Spin-off by the Company...................................................................        14

                               -----------------------
                    5.9        Financial Statements......................................................................        14
                               --------------------
                    5.10       Liabilities and obligations...............................................................        14
                               ---------------------------
                    5.11       Accounts and Notes Receivable.............................................................        15
                               -----------------------------
                    5.12       Permits and Intangibles...................................................................        15
                               -----------------------
                    5.13       Environmental Matters.....................................................................        16
                               ---------------------
                    5.14       Personal Property.........................................................................        16
                               -----------------
                    5.15       Significant Customers; Material Contracts and Commitments.................................        17
                               ---------------------------------------------------------
                    5.16       Real Property.............................................................................        18
                               -------------
                    5.17       Insurance.................................................................................        18
                               ---------
                    5.18       Compensation; Employment Agreements; Organized Labor Matters..............................        18
                               ------------------------------------------------------------
                    5.19       Employee Plans............................................................................        23
                               --------------
                    5.20       Compliance with ERISA.....................................................................        24
                               ---------------------
                    5.21       Conformity with Law; Litigation...........................................................        25
                               -------------------------------
                    5.22       Taxes.....................................................................................        25
                               -----
                    5.23       No Violations.............................................................................        28
                               -------------

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     Healthworld Agreement and Plan of Organization/US
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
                                                                                                                            Page No.
                                                                                                                            --------

                    5.24       Government Contracts......................................................................        29
                               --------------------
                    5.25       Absence of Changes........................................................................        29
                               ------------------
                    5.26       Deposit Accounts; Powers of Attorney......................................................        31

                               ------------------------------------
                    5.27       Brokers and Agents........................................................................        31
                               ------------------
                    5.28       Relations with Governments................................................................        31
                               --------------------------
                    5.29       Disclosure................................................................................        32
                               ----------
                    5.30       Authority; Ownership.  ...................................................................        33
                               --------------------
                    5.31       Preemptive Rights.........................................................................        33
                               -----------------
                    5.32       No Intention to Dispose of Healthworld Stock..............................................        33
                               --------------------------------------------

6         Representations of Healthworld.................................................................................        33
          ------------------------------
                    6.1        Due Organization..........................................................................        33
                               ----------------
                    6.2        Authorization.............................................................................        34
                               -------------
                    6.3        Capital Stock of Healthworld..............................................................        34
                               ----------------------------
                    6.4        Transactions in Capital Stock.............................................................        34
                               -----------------------------
                    6.5        Liabilities and Obligations...............................................................        34
                               ---------------------------
                    6.6        Conformity with Law; Litigation...........................................................        34
                               -------------------------------
                    6.7        Validity of Obligations...................................................................        35
                               -----------------------
                    6.8        Limited Business Conducted................................................................        35
                               --------------------------

7         Covenants Prior to Closing.....................................................................................        35
          --------------------------
                    7.1        Access and Cooperation; Due Diligence.....................................................        35
                               -------------------------------------
                    7.2        Conduct of Business Pending Closing.......................................................        36
                               -----------------------------------
                    7.3        Prohibited Activities.....................................................................        37
                               ---------------------
                    7.4        No Shop...................................................................................        38
                               -------
                    7.5        Further Assurances........................................................................        38
                               ------------------
                    7.6        Agreements................................................................................        39
                               ----------
                    7.7        Notification of Certain Matters...........................................................        39
                               -------------------------------
                    7.8        Amendment of Schedules....................................................................        39
                               ----------------------
                    7.9        Cooperation in Preparation of Registration Statement......................................        40
                               ----------------------------------------------------


8         Conditions Precedent to Obligations of U.S. Stockholders.......................................................        40
          --------------------------------------------------------
                    8.1        Representations and Warranties; Performance of Obligations................................        40
                               -----------------------------------------------------------
                    8.2        Satisfaction..............................................................................        41
                               ------------
                    8.3        No Litigation.............................................................................        41
                               -------------
                    8.4        Opinions of Counsel.......................................................................        41
                               -------------------
                    8.5        Consents and Approvals....................................................................        41
                               ----------------------
                    8.6        No Material Adverse Change................................................................        41
                               --------------------------
                    8.7        Secretary's Certificates; Good Standing...................................................        41
                               ---------------------------------------
                    8.8        Employment Agreements.....................................................................        42
                               ---------------------

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7     Healthworld Agreement and Plan of Organization/US
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
                                                                                                                            Page No.
                                                                                                                            --------
                    8.9        Simultaneous Closings.....................................................................        42
                               ---------------------
                    8.10       Cater Share Purchase......................................................................        42
                               --------------------

9         Conditions Precedent to Obligations of Healthworld.............................................................        42
          --------------------------------------------------
                    9.1        Representations and Warranties; Performance of Obligations................................        42
                               ----------------------------------------------------------
                    9.2        Satisfaction..............................................................................        42
                               ------------
                    9.3        No Litigation.............................................................................        43
                               -------------
                    9.4        Opinion of Counsel........................................................................        43
                               ------------------
                    9.5        Consents and Approvals....................................................................        43
                               ----------------------
                    9.6        No Material Adverse Change................................................................        43
                               --------------------------

                    9.7        Secretary's Certificates..................................................................        43
                               ------------------------
                    9.8        Employment Agreements. ...................................................................        43
                               ---------------------
                    9.9        U.S. Stockholders' Release................................................................        44
                               --------------------------
                    9.10       Termination of Related Party Agreements...................................................        44
                               ---------------------------------------
                    9.11       Closings..................................................................................        44
                               --------
                    9.12       Cater Share Purchase......................................................................        44
                               --------------------

10        Covenants of Healthworld and the U.S. Stockholders after Closing...............................................        44
          ----------------------------------------------------------------
                    10.1       Release From Guarantees; Repayment of Certain Obligations.................................        44
                               ---------------------------------------------------------
                    10.2       Preservation of Tax and Accounting Treatment..............................................        45
                               --------------------------------------------
                    10.3       Preparation and Filing of Tax Returns.....................................................        45
                               -------------------------------------
                    10.4       Conformity With Girgenti/Milton Letter of Intent Regarding Governance.....................        46
                               ---------------------------------------------------------------------
                    10.5       Distributions for Estimated Taxes.........................................................        46
                               ---------------------------------

11        Indemnification................................................................................................        47
          ---------------
                    11.1       General Indemnification by the U.S. Stockholders..........................................        47
                               ------------------------------------------------
                    11.2       Indemnification by Healthworld............................................................        48
                               ------------------------------
                    11.3       Third Person Claims.......................................................................        48
                               -------------------
                    11.4       Exclusive Remedy..........................................................................        50
                               ----------------
                    11.5       Limitations on Indemnification............................................................        50
                               ------------------------------

12        Termination of Agreement.......................................................................................        51
          ------------------------
                    12.1       Termination...............................................................................        51
                               -----------
                    12.2       Liabilities in Event of Termination.......................................................        52
                               -----------------------------------

13        Non-Competition; Non-Disclosure................................................................................        52
          -------------------------------
                    13.1       Non-Competition...........................................................................        52
                               ---------------
                    13.2       Nondisclosure.............................................................................        54
                               -------------
                    13.3       Injunctive Relief; Damages................................................................        55
                               --------------------------


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
                                                                                                                            Page No.
                                                                                                                            --------
                    13.4       Reasonable Restraint......................................................................        55
                               --------------------
                    13.5       Severability; Reformation.................................................................        55
                               -------------------------
                    13.6       Independent Covenant......................................................................        55
                               --------------------
                    13.7       Survival..................................................................................        56
                               --------

14        Federal Securities Act Representations.........................................................................        56
          --------------------------------------
                    14.1       Compliance with Law.......................................................................        56
                               -------------------
                    14.2       Economic Risk; Sophistication.............................................................        56
                               -----------------------------

15        Registration Rights............................................................................................        57
          -------------------
                    15.1       Piggyback Registration Rights.............................................................        57
                                ----------------------------
                    15.2       Registration Procedures...................................................................        57
                               -----------------------
                    15.3       Underwriting Agreement....................................................................        58
                               ----------------------
                    15.4       Availability of Rule 144..................................................................        58
                               ------------------------

16        General........................................................................................................        58
          -------
                    16.1       Cooperation...............................................................................        58
                               -----------
                    16.2       Successors and Assigns....................................................................        58
                               ----------------------
                    16.3       Entire Agreement..........................................................................        59
                               ----------------
                    16.4       Counterparts..............................................................................        59
                               ------------

                    16.5       Expenses..................................................................................        59
                               --------
                    16.6       Notices...................................................................................        60
                               -------
                    16.7       Governing Law.............................................................................        61
                               -------------
                    16.8       Exercise of Rights and Remedies...........................................................        61
                               -------------------------------
                    16.9       Time......................................................................................        61
                               ----
                    16.10      Reformation and Severability..............................................................        61
                               ----------------------------
                    16.11      Remedies Cumulative.......................................................................        62
                               -------------------
                    16.12      Captions..................................................................................        62
                               --------
                    16.13      Amendments and Waivers....................................................................        62
                               ----------------------


                                       iv

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                Healthworld Agreement and Plan of Organization/US
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                       AGREEMENT AND PLAN OF ORGANIZATION


     THIS AGREEMENT AND PLAN OF ORGANIZATION (the "Agreement") is made as of the ____ day of October, 1997, by and between:

     Healthworld Corporation, a Delaware corporation ("Healthworld"),

     Steven Girgenti ("Girgenti") residing at 3312 Judith Drive, Bellmore, New York 11710, Francis Hughes ("Hughes"), residing at Two Beekman Place, Apartment 3C, New York, New York 10022, William Butler ("Butler") residing at Post Office Box 1430, Olive Bridge, New York 12461-0430, and Herbert Ehrenthal ("Ehrenthal"), residing at 1447 Sylvan Lane, East Meadow, New York 11554-4814 (Girgenti, Hughes, Butler and Ehrenthal are hereafter referred to as the "U.S. Stockholders").

     WHEREAS, the U.S. Stockholders collectively own all of the issued and outstanding shares of Girgenti, Hughes, Butler & McDowell, Inc. ("GHBM"), a New York corporation, Black Cat Graphics, Inc. ("Black Cat"), a New York Corporation, Medical Education Technologies, Inc. ("MET"), a New York corporation, Brand Research Corporation ("Brand Research"), a New York corporation, GHBM, Inc. ("GHBMINC"), a New York corporation and Syberactive, Inc. ("Syberactive"), an Illinois corporation (each of GHBM, Black Cat, MET, Brand Research, GHBMINC and Syberactive are hereafter referred to individually as a "U.S. Company" and collectively as the "U.S. Companies"); and

     WHEREAS, William Leslie Milton, (the "U.K. Stockholder") is the registered and beneficial owner with full title guarantee of the entire issued share capital of Milton Marketing Group Limited, a company incorporated in England and Wales with registered no. 3113109 (the "U.K. Company"); and

     WHEREAS, Bourne, Cater, Garnham and Moreton (the "Minority U.K. Stockholders") own minority share interests in certain Subsidiaries of the U.K. Company; and

     WHEREAS, the U.S. Stockholders are sometimes hereinafter referred to individually as a U.S. Stockholder or collectively as the U.S. Stockholders; and

     WHEREAS, the U.S. Companies are sometimes hereinafter referred to individually as a "Company" and collectively as the "Companies"; and

     WHEREAS, Healthworld was formed on September 12, 1996, in the State of Delaware, for the purpose of effecting the Healthworld Plan of Organization; and


                                        1


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                Healthworld Agreement and Plan of Organization/US
--------------------------------------------------------------------------------


     WHEREAS, the U.S. Stockholders desire to contribute all of their shares of stock in the U.S. Companies into Healthworld in exchange for Healthworld Stock, the U.K. Stockholder desires to contribute all of his shares of stock in the U.K. Company into Healthworld in exchange for Healthworld Stock, and Garnham, Moreton and Bourne desire to contribute all of their shares of stock in the relevant Subsidiaries of the U.K. Company into Healthworld in exchange for Healthworld Stock, all of the foregoing to occur contemporaneously with the Pricing (hereafter defined); and

     WHEREAS, all of the foregoing contributions together with the IPO constitute the "Healthworld Plan of Organization"; and

     WHEREAS, the parties intend that the Healthworld Plan of Organization shall qualify as a tax-free reorganization under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") and, where applicable, as a reorganization within the meaning of Section 368 of the Code; and

     WHEREAS, Cater owns a portion of the issued share capital of Milton Cater Limited, a company incorporated in England and Wales with registered no. 3196839 ("MCL"); and

     WHEREAS, Cater desires to transfer her shares of MCL in consideration for a variation to her service agreement and not in exchange for Healthworld Stock; and

     WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any Schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement:

     "1933 Act" means the Securities Act of 1933, as amended.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "Absolute Representations" shall have the meaning set forth in subparagraph
(ii) of the preliminary paragraphs of Section 5.

     "Acquired Party" means any of the U.S. Companies and any Subsidiary thereof.

     "Affiliates" has the meaning set forth in Section 5.8.

     "Aggregate Number of Founder Shares" has the meaning set forth in Section 2.3.

     "Balance Sheet Date" shall mean December 31, 1996.



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                Healthworld Agreement and Plan of Organization/US
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     "Bourne" means Michael Bourne, residing at 15 Eton Square, Eton, Windsor,
Berkshire, SL4 6BG, United Kingdom.

     "Butler" has the meaning set forth in the introductory paragraphs of this Agreement.

     "Cater" means Claire Cater, residing at Back of Beyond, 76 The High Street, Ardingly, West Sussex, RH17 6TD, United Kingdom.

     "Closing" has the meaning set forth in Section 4.2.

     "Closing Date" has the meaning set forth in Section 4.2.

     "Code" has the meaning set forth in the introductory paragraphs of this Agreement.

     "Company" has the meaning set forth in the introductory paragraphs of this Agreement.

     "Company Financial Statements" has the meaning set forth in Section 5.9.

     "Company Stock" has the meaning set forth in Section 2.1.

     "Contributing Minority Stockholders" means Bourne, Garnham and Moreton.

     "Disclosure Schedule" has the meaning set forth in the preliminary paragraph of Section 5.

     "Ehrenthal" has the meaning set forth in the introductory paragraphs of this Agreement.

     "Encumbrance" means a mortgage, charge (whether fixed or floating), pledge, lien, option, restriction, right of first refusal, right of preemption, third party right or interest, other encumbrance or security interest of any kind and whether legal or equitable, or another type of preferential arrangement (including, without limitation, a title transfer and retention arrangement) having similar effect.

     "ERISA" has the meaning set forth in Section 5.19.

     "Expiration Date" has the meaning set forth in Section 5.

     "Garnham" means Michael Garnham, residing at 42 The Burlings, Ascot, Berkshire, SL5 8BY, United Kingdom.


     "Girgenti" has the meaning set forth in the introductory paragraphs of this Agreement.

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                Healthworld Agreement and Plan of Organization/US
--------------------------------------------------------------------------------


     "Girgenti/Milton Letter of Intent" means a certain letter of intent of November 14, 1996 regarding a reorganization of the U.S. Companies and the U.K. Company in connection with a contemplated IPO, executed by Girgenti, GHBM, the U.K. Stockholder and the U.K. Company.

     "Healthworld" has the meaning set forth in the introductory paragraphs of this Agreement.

     "Healthworld License Agreement" means that certain License Agreement dated February 27, 1997 by and between Healthworld and Healthworld B.V. pursuant to which Healthworld has licensed from Healthworld B.V., among other things, the right to use the name "Healthworld."

     "Healthworld Plan of Organization" has the meaning set forth in the introductory paragraphs of this Agreement.

     "Healthworld Stock" means the common stock, par value $0.01 per share, of Healthworld.

     "Hughes" has the meaning set forth in the introductory paragraphs of this Agreement.

     "IPO" means the initial public offering of Healthworld Stock pursuant to the Registration Statement.

     "Key Consultant Agreement" means any agreement with a consultant providing for the services of an individual and requiring payment to the consultant of not less than $150,000 per annum.

     "Key Employee" means any employee whose compensation is not less than $150,000 per annum.

     "Material Adverse Effect" has the meaning set forth in Section 5.1.

     "Minority Agreements of Organization" has the meaning set forth in Section 1.1.2.

     "Minority U.K. Stockholders" has the meaning set forth in the introductory paragraphs of this Agreement.

     "Moreton" means Leonard Moreton, residing at "Southcroft," Copsem Lane, Oxshott, Surrey, KT22 0NT, United Kingdom.


     "Offering Price" means (i) the offering price in the IPO if the Closing Date occurs contemporaneously with the Pricing and (ii) the proposed mid-range offering price in the IPO as

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                Healthworld Agreement and Plan of Organization/US
--------------------------------------------------------------------------------


reflected in the Registration Statement, as most recently amended, if the Closing Date occurs prior to the Pricing.

     "Organization" means the contribution of all the shares of stock of the U.S. Companies and all of its Subsidiaries (with the exception of Healthworld B.V.) to the capital of Healthworld in exchange for shares of Healthworld Stock.

     "Prevailing Conversion Rate" means the prevailing exchange rate, as shown in The Financial Times, between the U.S. dollar and the U.K. pound sterling at the close of business on the business day immediately prior to the Closing Date.

     "PBGC" has the meaning set forth in Section 5.20.

     "Plans" has the meaning set forth in Section 5.19.

     "Pricing" means the time and date of determination by Healthworld and the Underwriters of the public offering price of the shares of Healthworld Stock in the IPO and the execution of the Underwriting Agreement by Healthworld and the Underwriters.

     "Qualified Plans" has the meaning set forth in Section 5.20.

     "Registration Statement" means that certain registration statement on Form S-1 (Registration No. 333-34751) and any amendments thereto covering the shares of Healthworld Stock to be issued in the IPO.

     "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

     "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

     "SEC" means the United States Securities and Exchange Commission.

     "Stuart Diamond Employment Agreement" means that certain Employment Agreement by and between Healthworld and Stuart Diamond, dated August 18, 1997, pursuant to which Healthworld has engaged the services of Stuart Diamond.


     "Subsidiary" means any corporation or other entity of which the relevant corporation or entity owns a controlling voting interest, and any other corporation or other entity which is

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                Healthworld Agreement and Plan of Organization/US
--------------------------------------------------------------------------------


similarly controlled by a Subsidiary or group of Subsidiaries of the relevant corporation or entity.

     "Tax" or "Taxes" means all Federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

     "Underwriters" means Unterberg Harris and Pennsylvania Merchant Group Ltd.

     "Underwriters' Engagement Letter" means the letter dated July 17, 1997, pursuant to which the Underwriters were engaged by Healthworld.

     "Underwriting Agreement" means the agreement to be negotiated between Healthworld and the Underwriters regarding the Underwriters' representation of Healthworld in the IPO.

     "U.K. Agreement of Organization" has the meaning set forth in Section
1.1.1.

     "U.K. Company" has the meaning set forth in the introductory paragraphs of this Agreement.

     "U.K. Percentage" has the meaning set forth in Section 2.3.1.

     "U.K. Stockholder" has the meaning set forth in the introductory paragraphs of this Agreement.

     "U.S. Companies" has the meaning set forth in the introductory paragraphs of this Agreement.

     "U.S. Percentage" has the meaning set forth in Section 2.3.1.

     "U.S. Stockholders" means Girgenti, Hughes, Butler & Ehrenthal.

     "Vote of a Majority in Interest of the U.S. Stockholders" means the vote, by formal or informal meeting, in writing or otherwise, by U.S. Stockholders having greater than 50% of the voting control of each of the U.S. Companies.

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                Healthworld Agreement and Plan of Organization/US
--------------------------------------------------------------------------------


     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1      The Organization.

       1.1 Organization. The Closing of this Agreement shall take place as described in Section 4, and all of the issued and outstanding shares of each of the U.S. Companies shall be contributed by the U.S. Stockholders to the capital of Healthworld in exchange for the number of shares of Healthworld Stock set forth in Section
              2.3. Simultaneously with the contribution described in the immediately preceding sentence, in exchange for shares of stock of
              Healthworld:

              1.1.1 The U.K. Stockholder will be contributing all of the issued and outstanding shares of the U.K. Company to the capital of Healthworld, pursuant to an Agreement of Organization of even date herewith (the "U.K. Agreement of Organization"),

              1.1.2 The Contributing Minority Stockholders will be contributing all of the issued and outstanding shares of such U.K. Company's Subsidiaries (with the exception of Healthworld B.V.) which are owned by them to the capital of Healthworld, pursuant to separate Agreements of Organization for each of the Subsidiaries of the U.K. Company to which such contributions relate (the "Minority Agreements of Organization"), and

              1.1.3 The U.K. Company shall, on or prior to the Closing Date, purchase Cater's shares owned by her in the U.K. Company Subsidiary of which she is a minority owner, pursuant to a certain Joint Venture Agreement dated May 23, 1996.

The contributions made by the U.S. Stockholders pursuant to this Agreement, the contribution made pursuant to the U.K. Agreement of Organization, the contributions made pursuant to the Minority Agreements of Organization, and the contributions of cash by the public and/or the Underwriter in connection with the IPO shall be considered as a single integrated transaction intended to qualify as tax-free under Code Section 351. The Closing will occur contemporaneously with the Pricing of the IPO, and all of the steps of the Closing and the completion of the IPO are an integrated series of steps in a series of transactions, none of which would have occurred without the expectation and anticipation that the other steps will occur or will have occurred.


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                Healthworld Agreement and Plan of Organization/US
--------------------------------------------------------------------------------


       1.2 Directors and Officers. At the Closing, the directors and officers of the Companies then holding office shall remain unchanged.

2      Conversion of Stock.

       2.1 Manner of Conversion. The manner of converting the shares of outstanding capital stock (the "Company Stock") of each of the U.S. Companies issued and outstanding immediately prior to the Closing into shares of Healthworld Stock shall be as follows: At the Closing all of the shares of Company Stock issued and outstanding immediately prior to the Closing shall, by virtue of the capital contributions described in Section 1.1, and without any action on the part of the holders thereof, automatically be deemed to represent the right to receive the number of shares of Healthworld Stock set forth in the table in Section 2.3 below.

       2.2 Beneficial Ownership of Shares. All Healthworld Stock to be received by the U.S. Stockholders pursuant to this Agreement shall, except for restrictions described in Section 14 hereof, have the same rights as all other shares of Healthworld Stock by reason of the provisions of the Certificate of Incorporation of Healthworld or as otherwise provided by the Delaware General Corporation Law. All voting rights of such Healthworld Stock to be received by the U.S. Stockholders shall be fully exercisable by the U.S. Stockholders and the U.S. Stockholders shall not be deprived nor restricted in exercising those rights. At the Closing, Healthworld shall have no class of capital stock issued and outstanding other than the Healthworld Stock.

       2.3 Allocation of Shares. It is anticipated that the U.S. Stockholders, the U.K. Stockholder and the Contributing Minority Stockholders will own, in the aggregate, 5,000,000 shares (the "Aggregate Number of Founder Shares") of Healthworld Stock immediately following the Closing of the IPO. With respect to the U.S. Stockholders, who presently own one hundred (100) shares of Healthworld Stock in the aggregate, the conversion shall be made in such a manner as to issue to them only that number of additional shares of Healthworld Stock which are necessary to attain the percentage of shares set forth below. The allocation of the Aggregate Number of Founder Shares among all of the U.S. Stockholders, the U.K. Stockholder and the Contributing Minority

              Stockholders shall be made as follows:

       2.3.1 69% of the Aggregate Number of Founder Shares shall be allocated to the U.S. Stockholders (the "U.S. Percentage") and 31% of the Aggregate

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


                Healthworld Agreement and Plan of Organization/US
--------------------------------------------------------------------------------


              Number of Founder Shares shall be allocated to the U.K. Stockholders and the Contributing Minority Stockholders (the "U.K. Percentage").

       2.3.2 The number of shares of Healthworld Stock which results from applying the U.S. Percentage against the Aggregate Number of Founder Shares shall be divided among the U.S. Stockholders in the following proportions:

                     Girgenti                     63.65%
                     Hughes                        5.00%
                     Butler                       14.06%
                     Ehrenthal                    17.29%
                     -----------------------------------
                     Total                       100.00%

       2.3.3 The number of shares of Healthworld Stock which results from applying the U.K. Percentage against the Aggregate Number of Founder Shares shall be divided among the U.K. Stockholder and the Contributing Minority Stockholders in the following manner:

             2.3.3.1 Garnham shall receive that number of shares of Healthworld
                     Stock having a value of (pound)1,000,000, based on the Offering Price and utilizing the Prevailing Conversion Rate.

             2.3.3.2 Bourne shall receive that number of shares of Healthworld
                     Stock having a value of (pound)276,448.35, based on the Offering Price and utilizing the Prevailing Conversion Rate.

             2.3.3.3 Moreton shall receive that number of shares of Healthworld
                     Stock having a value of (pound)53,677 based on the Offering Price and utilizing the Prevailing Conversion Rate.

             2.3.3.4 The U.K. Stockholder shall receive the balance of the shares of Healthworld Stock.

             2.3.3.5 Cater shall not receive any shares of Healthworld Stock.


       2.3.4 No Fractional Shares. No certificates or script representing fractional shares of Healthworld shall be issued upon the surrender and exchange of shares. Each holder of shares who otherwise would have been entitled to receive a fractional share of Healthworld (after taking into account all

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              certificates surrendered by such holder) shall be entitled to receive, in lieu thereof, a payment in the amount (without interest) equal to such fractional part of a share of Healthworld, multiplied by the offering price in the IPO and, where appropriate, utilizing the Prevailing Conversion Rate.

3      Delivery of Company Stock and Healthworld Stock.

       At the Closing, the U.S. Stockholders shall deliver to Healthworld duly executed stock transfer forms effective to transfer into the name of Healthworld or its nominee the entire issued and outstanding Company Stock together with definitive certificate(s) therefor. The U.S. Stockholders agree to cure any deficiencies prior to the Closing with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such Company Stock or with respect to the stock transfer form accompanying any Company Stock. Healthworld shall issue in the name of the U.S. Stockholders and deliver to the U.S. Stockholders that number of shares of its stock which results from applying the percentage as is set forth in Section 2.3, dated the Closing Date.

4      Closing.

       On the earlier of November 12, 1997 or the Pricing, the parties shall take all actions necessary to effect the Organization at the Closing, to effect the conversion and delivery of shares referred to in Section 3 hereof, and to consummate all transactions contemplated by this Agreement. The taking of such actions shall occur at the offices of Todtman, Nachamie, Hendler & Spizz, P.C., 425 Park Avenue, New York, New York 10022. The date on which such actions occur shall be referred to as the "Closing Date" and the consummation of the transactions occurring on such date shall be referred to as the "Closing."

5      Representations And Warranties of U.S. Stockholders.

       Preliminary Matters in Respect of Representations and Warranties:

       Annexed hereto and made a part hereof is a disclosure schedule (individually a "Disclosure Schedule" and collectively the "Disclosure Schedules") for each of the U.S. Companies, setting forth all exceptions and/or qualifications to the representations and warranties made herein. It is understood and agreed that any disclosure made on any Disclosure Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Disclosure Schedule required hereby. The U.S. Stockholders shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Disclosure Schedules.


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       For purposes of this Section 5, the term Company shall mean and refer to each of the U.S. Companies.

       The representations and warranties made herein are being made for the benefit of Healthworld, the U.K. Stockholder and the Contributing Minority Stockholders.

       The U.S. Stockholders jointly and severally represent and warrant that all of the following representations and warranties in this Section 5 are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true on the Closing Date. All representations and warranties contained in this
Section 5 shall survive the Closing Date for a period of twelve (12) months (the last day of such period being the "Expiration Date"), except that

              (i) the warranties and representations set forth in Section 5.22 hereof (regarding "Taxes") shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Closing Date, which shall be deemed to be the Expiration Date for Section 5.22;

              (ii) the warranties and representations set forth in Sections 5.1,
              5.3 and hereof (regarding "Due Organization; Capital Stock of the Company; Authority; Ownership"), which shall be referred to in this Agreement as the "Absolute Representations" shall survive forever; and

              (iii) solely for purposes of determining whether a claim for indemnification under Section 11.1.4 hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, Healthworld actually incurs liability under the 1933 Act, the 1934 Act, or any other Federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

       5.1 Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except as set forth on Schedule 5.1 or where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets or condition (financial or otherwise), of the Company, taken as a whole (as used herein with respect to the Company, or with respect to any other person, a "Material Adverse Effect").
              Schedule 5.1 sets forth the jurisdiction in which the Company is incorporated and contains a list of all such jurisdictions in

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              which the Company is authorized or qualified to do business. In all material respects, all accounts, books, ledgers, financial and other records of whatsoever kind of the Company have been fully, properly and accurately maintained and are up to date, are in the possession of the Company and contain true and accurate records of all matters required by law to be entered therein and do not contain or reflect any material inaccuracies or discrepancies. No notice or allegation that any of the said records is incorrect, or should be rectified, in any material respects has been received by the Company. The most recent minutes of the Company, which are dated no earlier than ten business days prior to the date hereof, affirm and ratify all prior acts of the Company, and of its officers and directors on behalf of the Company.

       Within the five (5) year period ending with the date hereof, no order has been made or petition presented or resolution passed for the winding-up or administration of the Company nor has any distress, execution or other process been levied against the Company or action taken to repossess goods in the Company's possession and the Company is not insolvent or unable to pay its debts.

       Within the five (5) year period ending with the date hereof, no receiver, administrative receiver or administrator has been appointed of the whole or any material part of the assets of the Company nor are the U.S. Stockholders aware of any circumstances likely to give rise to the appointment of any such receiver, administrative receiver or administrator.

       5.2 Prohibited Activities. Except as set forth on Schedule 5.2, the Company has not, between the Balance Sheet Date and the date hereof, taken any of the actions set forth in Section 7.3.

       5.3 Capital Stock of the Company. The authorized capital stock of the Company is as set forth in Schedule 5.3. All of the issued and outstanding shares of the capital stock of the Company are owned by the U.S. Stockholders in the amounts set forth in Schedule 5.3. Except as set forth on Schedule 5.3, all of such shares are owned free and clear of all Encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record and beneficially by the U.S. Stockholders. Such shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and Federal laws concerning the issuance of securities. None of such shares were issued in violation of the preemptive rights of any past or present stockholder.


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       5.4    Transactions in Capital Stock. Except as set forth on Schedule
              5.4, the Company has not acquired any Company Stock since January 1, 1995. Except as set forth on Schedule 5.4,

              5.4.1 No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, issue, sale, redemption or transfer of any share or loan capital of the Company under any option or other agreement (including conversion rights and rights of pre-preemption);

              5.4.2 The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its shares or any interests therein (or of any of its Subsidiaries) or to pay any dividend or make any distribution in respect thereof, nor do any of the Subsidiaries have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of their respective shares or any interest therein or to pay any dividend or make any distribution in respect thereof;

              5.4.3 The Company has no obligation (contingent or otherwise) to sell any of its shares or any interests therein; and

              5.4.4 Neither the voting rights attaching to the shares in the capital of the Company nor the relative ownership of shares among any of their respective stockholders has been altered or changed in contemplation of the Organization and/or the Healthworld Plan of Organization.

       5.5    No Bonus Shares. Except as set forth on Schedule 5.5, none of the shares of Company Stock was issued pursuant to awards, grants or bonuses.

       5.6 Subsidiaries. Except as set forth on Schedule 5.6, the Company has no Subsidiaries. Except as set forth in Schedule 5.6 and except for any corporations or entities with respect to which the Company owns less than 10% of the issued and outstanding stock, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

       5.7 Predecessor Status; etc. Set forth in Schedule 5.7 is a listing of all names of all predecessor companies of the Company, including the names of any entities acquired by the Company (by stock purchase, merger, or otherwise) or owned by

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              the Company or from whom the Company previously acquired material assets, since the earliest date upon which any U.S. Stockholder acquired his or her stock in any Company. Except as disclosed on
              Schedule 5.7, the Company has not been, within such period of time, a Subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

       5.8 Spin-off by the Company. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of either the Company or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company ("Affiliates") since January 1, 1995.

       5.9 Financial Statements. Attached hereto as Schedule 5.9 are copies of the following financial statements (the "Company Financial Statements") of the Company: the Company's audited Combined Balance Sheets as of December 31, 1996 (the "1996 Balance Sheet") and 1995 and unaudited Combined Balance Sheets as of June 30, 1997; audited Combined Statements of Income for each of the years in the three-year period ended December 31, 1996 and unaudited Combined Statements of Income for the six-month periods ending June 30, 1996 and June 30, 1997; Combined Statements of Stockholders' Equity for each of the years in the four-year period ending December 31, 1996 and the unaudited Combined Statement of Stockholders' Equity at June 30, 1997; and audited Combined

              Statements of Cash Flows for each of the years in the three-year period ended December 31, 1996 and the unaudited Combined Statements of Cash Flows for the six-month periods ending June 30, 1996 and June 30, 1997. The Company Financial Statements which were prepared on an audited basis have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 5.9). Except as set forth on Schedule 5.9, such Combined Balance Sheets as of December 31, 1996 and 1995 present fairly the financial position of the Company as of the dates indicated thereon, and the Company Financial Statements present fairly the results of operations for the periods indicated thereon.

       5.10 Liabilities and obligations. Except (i) as set forth on Schedule 5.10, (ii) for liabilities to the extent reflected or reserved against in the 1996 Balance Sheet and (iii) for obligations required by this Agreement, since the Balance Sheet Date the Company has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. Schedule 5.10 also includes, in the case of those contingent liabilities related to

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              pending or threatened litigation, or other liabilities which are not fixed or otherwise accrued or reserved, a good faith and reasonable estimate of the maximum amount which may be payable. For each such contingent liability or liability for which the amount is not fixed or is contested, Schedule 5.10 includes the following information:

              5.10.1 a summary description of the liability together with the following:

                     (i) copies of all relevant documentation relating thereto;

                     (ii) amounts claimed and any other action or relief sought; and

                     (iii) name of claimant and all other parties to the claim, suit or proceeding;

              5.10.2 the name of each court or agency before which such claim, suit or proceeding is pending;


              5.10.3 the date such claim, suit or proceeding was instituted; and

              5.10.4 a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

       5.11 Accounts and Notes Receivable. Schedule 5.11 includes an accurate list of the accounts and notes receivable of the Company, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the U.S. Stockholders. The U.S. Stockholders shall cause the Company to provide to Healthworld, not later than the Closing Date:

              5.11.1 an accurate list of all receivables obtained subsequent to the Balance Sheet Date and

              5.11.2 an aging of all accounts and notes receivable showing amounts due in 30 day aging categories.

Such list and such aging report (the "A/R Aging Reports") shall be current as of the end of the calendar month which immediately precedes the Closing Date.

       5.12 Permits and Intangibles. The Company holds all licenses, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect on its business. Schedule
              5.12 contains an accurate list and

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                Healthworld Agreement and Plan of Organization/US
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              summary description of all such licenses, permits and other governmental authorizations, including permits, titles (including motor vehicle titles and current registrations), licenses, certificates, trademarks, tradenames, patents, patent applications and copyrights owned or held by the Company (including interests in software or other technology systems, programs and intellectual property other than software generally available in retail markets). To the knowledge of the U.S. Stockholders, (a) the licenses, permits and other governmental authorizations listed on
              Schedule 5.12 are valid, and (b) the Company has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, permit or other governmental authorization. The Company has conducted and is conducting its business in compliance in all material respects with the requirements, standards, criteria and conditions set forth in the licenses, permits and other governmental authorizations listed on Schedule 5.12 and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect on the Company. Except as specifically provided in Schedule 5.12, the transactions contemplated by this Agreement will not result in a material default under or a material breach or violation of, or materially adversely affect the rights and benefits afforded to the Company by, any such licenses, permits or government authorizations.

       5.13 Environmental Matters. Except as set forth on Schedule 5.13, the Company has, in all material respects, complied with and is in compliance with all material Federal, state, local and, so far as it is required, foreign statutes, laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it or any of its respective properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws"). The Company has no actual or contingent liability in connection with any Environmental Laws which would have a Material Adverse Effect.

       5.14   Personal Property. Schedule 16 contains an accurate list of

              5.14.1 all personal property with a value in excess of $2,000 included (or that will be included) in "depreciable plant, property and equipment" on the 1996 Balance Sheet,

              5.14.2 all other personal property owned by the Company with a value in excess of $2,000 as of the Balance Sheet Date and acquired since the Balance Sheet Date and


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                Healthworld Agreement and Plan of Organization/US
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              5.14.3 all leases and agreements in respect of personal property providing for payments of greater than $1,000 per annum,

including, (1) true, complete and correct copies of all such leases and (2) an indication as to which assets are currently owned, or were formerly owned, by U.S. Stockholders, relatives of U.S. Stockholders, or Affiliates of the Company. Except as set forth on Schedule 5.14,

              5.14.4 all personal property used by the Company in its business is either owned by the Company or leased by the Company pursuant to a lease included on Schedule 5.14,


              5.14.5 all of the personal property listed on Schedule 5.14 is in good working order and condition, ordinary wear and tear excepted and

              5.14.6 all leases and agreements included on Schedule 5.14 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

       5.15   Significant Customers; Material Contracts and Commitments.
              Schedule 5.15 contains an accurate list of all significant customers, it being understood and agreed that a "significant customer," for purposes of this Section 5.15, means any customer (or person or entity) representing 5% or more of the Company's annual revenues for the one-year period ending with the Balance Sheet Date. Except to the extent set forth on Schedule 5.15, none of the Company's significant customers have canceled or substantially reduced or, to the knowledge of the Company, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the Company. Schedule 5.15 contains a list of all material contracts, commitments and similar agreements to which the Company is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than agreements listed on Schedule 5.10, 5.14 or 5.16, and in each case the U.S. Stockholders have delivered true, complete and correct copies of such agreements to Healthworld. The Company has complied with all material commitments and obligations pertaining to it, and is not in default in any material respect under any contracts or agreements listed on Schedule 5.15 and no notice of default under any such contract or agreement has been received which default would have a Material Adverse Effect on the Company. Also included in Schedule 5.15 is a summary description of all material plans or projects involving the opening of

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              new operations, expansion of existing operations, or the
              acquisition of any personal property, business or assets.

       5.16 Real Property. Schedule 5.16 includes an accurate list of all real property owned or leased by the Company as of the Balance Sheet Date and acquired since the Balance Sheet Date, and all other real property, if any, used by the Company in the conduct of its business. The Company has good and insurable title to the real property owned by it, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except as set forth in Schedule 5.16. The U.S. Stockholders have delivered true, complete and correct copies of all leases and agreements in respect of real property leased by the Company. Schedule 5.16 indicates which such properties, if any, are currently owned, or were formerly owned, by any Affiliates, by any of the U.S. Stockholders, by any relative of any U.S. Stockholder or by any entity that directly, or indirectly through one or more intermediaries, is controlled by any U.S. Stockholder or any of his relatives. All of such leases included on Schedule 5.16 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

       5.17   Insurance. Schedule 5.17 includes

              5.17.1 an accurate list as of the Balance Sheet Date of all insurance policies carried by the Company; and

              5.17.2 an accurate list of all insurance loss runs or workers compensation claims received for the past three (3) policy years.

The U.S. Stockholders have delivered to Healthworld true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that the Company is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All of such insurance policies are currently in full force and effect and shall remain in full force and effect through the Closing Date. Since January 1, 1995, no insurance carried by the Company has been canceled by the insurer and the Company has not been denied any requested coverage.

       5.18   Compensation; Employment Agreements; Organized Labor Matters.

              5.18.1 Schedule 5.18 contains an accurate list showing all officers, directors and Key Employees of the Company, listing all employment agreements with such officers, directors and Key Employees and the rate of compensation (and the portions thereof

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                     attributable to salary, bonus and other compensation,
                     respectively) of each of such persons as of the Balance Sheet Date and the date hereof. The U.S. Stockholders have delivered true, complete and correct copies of any employment agreements for persons listed on Schedule 5.18.

              5.18.2 Except as set forth in Schedule 5.18, since the Balance
                     Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, Key Employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

              5.18.3 Except as set forth on Schedule 5.18, the Company is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union, no employees of the Company are represented by any labor union or covered by any collective bargaining agreement, no campaign to establish such representation is in progress and there is no pending or, to the best of the U.S. Stockholders' knowledge, any threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three years.

              5.18.4 The U.S. Stockholders believe that the Company's
                     relationship with its employees is good.

              5.18.5 Except as set forth in Schedule 5.18, all appropriate notices have been issued under all statutes, regulations and codes of conduct relevant to the relations between the Company and its employees or any recognized trade union, except for notices the absence of which would not have a Material Adverse Effect upon the Company and the Company has maintained adequate and suitable records regarding the service of its employees.

              5.18.6 Except as set forth in Schedule 5.18, the Company has not entered into any currently effective collective agreement or arrangement (whether legally binding or not) with a trade union, association of trade unions or other body representing any of its employees nor has it done within the two-year period ending with the date hereof any act which might reasonably be construed as recognition of such a union or body.

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              5.18.7 Schedule 5.18 contains a listing of each written agreement and a summary of the terms and conditions of each unwritten agreement pursuant to which any officers, directors and Key Employees and Key Consultants of the Company (and their dependents) are engaged. The summary of unwritten agreements shall include, without limitation, details of all participation, profit sharing, incentive, bonus, commission, share option, medical, permanent health insurance, directors and officers insurance, travel, car and other benefits, arrangements and understandings and whether legally binding upon the Company or not and of all Key Consultant Agreements with the Company which are in place now or, to the extent now known, will be in place at the Closing.

              5,18.8 Except as set forth in Schedule 5.18, since January 1,
                     1997, there have been no increases in the fringe benefits payable to or changes in the terms of service of any officer, director or Key Employee of the Company.

              5.18.9 Except as set forth in Schedule 5.18, there is not in existence any contract of employment with officers, directors or employees of the Company (or any contract for services with any individual) which cannot be terminated by three months notice or less or (where such a contract has not been reduced to writing) by reasonable notice without giving rise to a claim for damages or compensation (other than statutory compensation for unfair dismissal).

              5.18.10 Except as set forth in Schedule 5.18, no promise has been made and the Company is not obliged to increase the fringe benefits payable to or to vary the terms of service of any of its directors, other officers and employees.

              5.18.11 Except as set forth in Schedule 5.18, there are not, nor will there be at Closing, outstanding offers of employment or consultancy made by the Company and there is no one who has accepted an offer of employment or consultancy made by the Company but who has not yet taken up that employment or consultancy.

              5.18.12 Except as set forth in Schedule 5.18, neither the Company nor any of its employees is involved in any industrial or trade union

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                      dispute and there are no facts known to the Company which
                      might suggest that there may be any trade union or

                      industrial dispute involving the Company or that the disposition of the Company Stock may lead to any trade union or industrial dispute.

              5.18.13 Except as set forth in Schedule 5.18, there are no amounts owing or promised to any present or former directors, employees or consultants of the Company other than remuneration accrued due or for reimbursement of business expenses and no directors, employees or consultants of the Company have given or been given notice terminating their contracts of employment or consultancy.

              5.18.14 Except as set forth in Schedule 5.18, no claim has been made and no liability has been incurred by the Company (a) for breach of any contract of service or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for the actual or pro-posed termination or suspension of employment or variation of any terms of employment of any present or former employee of the Company or (b) in respect of any payment to be made or benefit to be provided to any present or former director, employee or consultant of the Company in connection with the consummation of the transactions contemplated hereby, or (c) for the breach of or the actual or proposed termination or variation of any contract for services or consultancy agreement for any present or former consultant to the Company.

              5.18.15 Except as set forth in Schedule 5.18, no gratuitous payment has been made or promised by the Company in connection with the disposition of the Company Stock or in connection with the actual or proposed termination or suspension of employment or variation of any contract or employment of any present or former director or employee or in connection with the proposed termination or suspension or variation of any contract for services or consultancy greement.

              5.18.16 Except as set forth in Schedule 5.18, there are no material claims pending or, to the knowledge of the U.S. Stockholders, threatened against the Company:


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                     (i)    by a present or former employee, director,

                            consultant or third party, in respect of an accident or injury which is not fully covered by insurance; or

                     (ii) by a present or former employee, director or consultant in relation to his terms and conditions of employment or (as the case may be) consultancy.

              5.18.17 Except as set forth in Schedule 5.18, the Company has in relation to each of its employees (and so far as relevant to each of its former employees and persons seeking employment) complied with in all material respects:

                            (i) all laws and codes of conduct and practice relevant to the relations between it and its employees, prospective employees or any trade union;

                            (ii) all collective agreements and customs and practices for the time being dealing with the terms and conditions of service of its employees; and

                            (iii) all relevant orders, declarations and awards made under any relevant law or code of conduct and practice affecting the conditions of service of its employees.

              5.18.18 Except as set forth in Schedule 5.18, no Key Employee has ceased to be employed by the Company (other than through death or retirement at normal retirement age) during the twelve months prior to the date hereof and the Company has no reason to believe that such employees intend or are likely to leave their employment otherwise than through retirement as aforesaid within the twelve months following the Closing.

              5.18.19 Except as set forth in Schedule 5.18, there are no agreements, arrangements or schemes in operation by or in relation to the Company pursuant to which any of its employees or officers and/or former employees or officers and/or their relatives and dependents is entitled to shares or a commission or remuneration of any kind calculated by reference in whole or in part to revenues, profits or sales.


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                Healthworld Agreement and Plan of Organization/US
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              5.18.20 Except as set forth in Schedule 5.18, there is no
                      liability whatsoever to make payment to or for the benefit of any director or employee or ex-director or ex-employee or the wife or widow or any other relative of any director, ex-director, employee or ex-employee of the Company in respect of past service, retirement, death or disability by way of pension contribution, pension, retirement benefit lump sum, gratuity or otherwise.

              5.18.21 Except as set forth in Schedule 5.18, the Company has not within a period of one year preceding the date of this Agreement started consultations with any independent trade union or association of unions.

       5.19 Employee Plans. Schedule 5.19 contains an accurate list and summary of all employee benefit plans (the "Plans") maintained by the Company ( or any member of the Company's Controlled Group) or to which the Company or any member of its Controlled Group contributes or is obligated to contribute, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements. The U.S. Stockholders have delivered true, complete and correct copies of each of the Plans and any agreements or trusts related thereto. Except for the Plans, the Company does not sponsor, maintain or contribute to any plan, program, fund or arrangement that constitutes an "employee pension benefit plan," nor has the Company any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA and the term "Controlled Group" shall mean the Company and each other corporation or other entity aggregated within the Company under the provisions of
              Section 414(b), (c), (m) or (o) of the Code. The Company has not sponsored, maintained or contributed to any employee pension benefit plan other than the Plans, nor is the Company required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of Company's employees. The Company is not now, nor can it as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation (the "PBGC") or to any multi-employer employee pension benefit

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                Healthworld Agreement and Plan of Organization/US
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              plan under the provisions of Title IV of ERISA. All Plans and the administration thereof are in compliance in all material respects with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations. All accrued contribution obligations of the Company with respect to any Plan have either been fulfilled in their entirety or are fully reflected on the balance sheet of the Company as of the Balance Sheet Date.

       5.20 Compliance with ERISA. All the Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and true, correct and complete copies of such determination letters have been delivered to Healthworld by the U.S. Stockholders. All reports and other documents required to be filed with any governmental agency or distributed to Plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and true, correct and complete copies thereof have been delivered by the U.S. Stockholders. Neither the U.S. Stockholders, any Plan, nor the Company has engaged in any transaction prohibited under the provisions of
              Section 4975 of the Code or Section 406 of ERISA. No Plan has incurred an accumulated funding deficiency (whether or not waived), as defined in Section 412(a) of the Code and Section 302(l) of ERISA; and the Company has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the PBGC. The U.S. Stockholders further represent that: there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan without notice to and approval by the Internal Revenue Service; no Plan subject to the provisions of Title IV of ERISA has been terminated; there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Plan; neither the Company nor any member of its Controlled Group has incurred liability under Sections 4062 or 4069 of ERISA; and no circumstances exist pursuant to which the Company could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multi-employer plan or penalty, or payment of any such liability) with respect to any plan maintained by any member of the Controlled Group. The Company is not subject to any legal, contractual, equitable, or other obligation to (i) establish as of any date any employee benefit plan of any nature, including, without limitation, any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice or (ii) continue any employee benefit plan of any nature, including, without limitation any employee benefit or any other pension, profit sharing , welfare, or post-retirement welfare, plan, or any stock

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                Healthworld Agreement and Plan of Organization/US
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              option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice (or to continue their participation in any such benefit plan, policy or practice) on or after the Closing Date; and (b) the Company may, in any manner, and without the consent of any employee, beneficiary or other person, terminate, modify or amend any such employee benefit plan or any other plan, program or practice (or its participation in such employee benefit plan or any other plan, program or practice) effective as of any date before, on or after the Closing Date.

       5.21   Conformity with Law; Litigation. Except to the extent set forth on
              Schedule 5.10 or 5.13, the Company is not in violation or contravention of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them which would have a Material Adverse Effect; and except to the extent set forth on Schedule 5.10 or 5.13, there are no material claims, actions, suits or proceedings, commenced or, to the knowledge of the Company, threatened, against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them and no notice of any material claim, action, suit or proceeding, whether pending or threatened, has been received. The Company has conducted and is conducting its business in compliance, in all material respects, with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including all such permits, licenses, orders and other governmental approvals set forth on Schedules 5.12 and 5.13, and is not in violation of any of the foregoing which might have a Material Adverse Effect.

       5.22 Taxes. Except to the extent reflected or reserved against in the 1996 Balance Sheet, full details of every matter or circumstance which (whether of itself or by reason of any connection with any other one or more transaction or events) will or may give rise to any liability to Taxation for which the Company is or will or may become liable is contained in Schedule 5.22 and the following warranties are without prejudice to the generality of the foregoing.

              5.22.1 The Company's methods of accounting have not changed in the past five years. The Company reports its income on the cash basis of accounting, except that MET and Syberactive each reports its income on the accrual basis of accounting. Upon the consummation of the transactions contemplated hereby, the Company will be required to change its method of accounting to

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                Healthworld Agreement and Plan of Organization/US
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                     the accrual basis and will be required to report an
                     adjustment in its income pursuant to Section 481 of the Code. Such adjustment will not exceed $750,000.

              5.22.2 There have been properly completed and filed on a timely basis and in correct form all Returns required to be filed on or prior to the date hereof. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of the Company or any other information required to be shown thereon. In particular, the foregoing returns are not subject to penalties under section 6662 of the Code, relating to accuracy-related penalties (or any corresponding provision of the state, local or foreign Tax law). An extension of time within which to file any Return which has not been filed has not been requested or granted.

              5.22.3 With respect to all amounts in respect of Taxes imposed upon the Company, or for which the Company is or could be liable, with respect to all taxable periods or portions of periods ending on or before the Balance Sheet Date, all applicable tax laws and agreements have been complied with in all material respects, and all such amounts required to be paid by the Company to taxing authorities in respect of all periods ending on or before the Balance Sheet Date have, or shall have, been paid on or before the Closing Date.

              5.22.4 No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns. No waivers of statutes of limitation with respect to the Returns for any taxable years for which the statute of limitations has not yet expired have been given by or requested from the Company. Schedule 5.22 sets forth (with respect to taxable years for which the statute of limitations has not yet expired, either by reason of waiver or otherwise) those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. Except to the extent shown on Schedule 5.22, all deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Company Financial Statements or are being

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                Healthworld Agreement and Plan of Organization/US
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                     contested and an adequate reserve therefor has been
                     established and is fully reflected in the Financial Statements of the Company.

              5.22.5 There are no outstanding liens for Taxes upon the assets of the Company.

              5.22.6 The Company has never been a member of an affiliated group of corporations, within the meaning of section 1504 of the Code.

              5.22.7 All material elections with respect to Taxes affecting the
                     Company as of the date hereof are set forth in Schedule
                     5.22. Schedule 5.22 sets forth the date the Company commenced operations. For those Companies which have elected to be treated as an S Corporation, Schedule 5.22 sets forth the date of such election for federal purposes and, where applicable, for state purposes. Since such dates the Companies which have made such elections have filed all reports consistent with, and to maintain, their S Corporation status for federal and state income tax purposes. Further, neither the Company nor its shareholders have revoked the S Corporation status of the Company and neither the Company nor its shareholders have done anything to cause a termination of such status.

              5.22.8 The Company has not filed a consent pursuant to the collapsible corporation provisions of section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it.

              5.22.9 None of the assets of the Company is property which the
                     Company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former section 168(f)(8) of the Code.

             5.22.10 None of the assets of the Company directly or indirectly secures any debt the interest on which is tax exempt under section 103(a) of the Code.

             5.22.11 None of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

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                Healthworld Agreement and Plan of Organization/US
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             5.12.12 The Company has not participated in and will not
                     participate in) an international boycott within the meaning of section 999 of the Code.

             5.22.13 The Company is not a party to any agreement contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code.

             5.22.14 The Company is not, and has not been a United States real property holding corporation (as defined in section 897(c)((2) of the Code) during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

             5.22.15 None of the U.S. Stockholders is a person other than a
                     United States person within the meaning of the Code.

             5.22.16 The transaction contemplated herein is not subject to the tax withholding provisions of Code section 3406, or of subchapter A of Chapter 3 of the Code or of any other provision of law.

             5.22.17 The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.

             5.22.18 Except as set forth in Schedule 5.22, the Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

       5.23 No Violations. Neither the Company nor, to the knowledge of the Company, any other party thereto, is in default in any material respect under any lease, instrument, agreement, license, or permit set forth on Schedule 5.12, 5.13, 5.14, 5.15 or 5.16, or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents"). Except as set forth in Schedule 5.23,


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                Healthworld Agreement and Plan of Organization/US
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              5.23.1 The rights and benefits of the Company under the Material
                     Documents will not be materially adversely affected by the transactions contemplated hereby;

              5.23.2 The execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a material default under, any of the terms or provisions of the Material Documents or the Company's certificate of incorporation or by-laws;

              5.23.3 None of the Material Documents requires notice to or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect; and

              5.23.4 Consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit.

Except as set forth on Schedule 5.23, none of the Material Documents prohibits the use or publication by Healthworld or any of its Subsidiaries of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the Company from freely providing services to any other customer or potential customer of the Company, Healthworld, or any of their respective Subsidiaries.

       5.24 Government Contracts. Except as set forth on Schedule 5.24, the Company is not now a party to any governmental contract subject to price redetermination or renegotiation.

       5.25   Absence of Changes. Since the Balance Sheet Date, except as set forth on Schedule 5.25, there has not been:

              5.25.1 any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the Company;

              5.25.2 any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company;


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                Healthworld Agreement and Plan of Organization/US
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              5.25.3 any change in the authorized capital of the Company or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

              5.25.4 any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company (except for dividends which the Company may declare and pay pursuant to Section 10.5 hereof);

              5.25.5 any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company to any of its officers, directors, stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

              5.25.6 any work interruptions, labor grievances or claims filed, or any other event or condition of any character materially adversely affecting the business of the Company;

              5.25.7 any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, including, without limitation, the U.S. Stockholders and their affiliates;

              5.25.8 any cancellation, or agreement to cancel, any material indebtedness or other obligation owing to the Company, including without limitation any material indebtedness or obligation of any U.S. Stockholders or any affiliate thereof;


              5.25.9 any plan, agreement or arrangement granting any
                     preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

             5.25.10 any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the Company's business;


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                Healthworld Agreement and Plan of Organization/US
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             5.25.11 any waiver of any material rights or claims of the
                     Company;

             5.25.12 any material breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party;

             5.25.13 any transaction by the Company outside the ordinary course of its respective businesses;

             5.25.14 any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date; or

             5.25.15 any other distribution to or for the benefit of the U.K.
                     Stockholder of property or assets by the Company.

       5.26 Deposit Accounts; Powers of Attorney. Schedule 5.26 contains an accurate schedule as of the date of the Agreement of:

              5.26.1 the name of each financial institution in which the Company has accounts or safe deposit boxes;

              5.26.2 the names in which the accounts or boxes are held;

              5.26.3 the type of account and account number; and

              5.26.4 the name of each person authorized to draw thereon or have access thereto.

Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.


       5.27 Brokers and Agents. Except as disclosed on Schedule 5.27, the U.S. Stockholders did not employ any broker or agent in connection with this transaction.

       5.28 Relations with Governments. Except for political contributions made in a lawful manner which, in the aggregate, do not exceed $10,000 per year for each year in which any U.S. Stockholder has been a stockholder of the Company, the Company has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause the Company to be in violation

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                Healthworld Agreement and Plan of Organization/US
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              of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect. If political contributions made by the Company have exceeded $10,000 per year for each year in which any U.S. Stockholder has been a stockholder of the Company, each contribution in the amount of $5,000 or more shall be described on
              Schedule 5.28.

       5.29   Disclosure.

              5.29.1 If, on or prior to the 25th day after the date of the final prospectus of Healthworld utilized in connection with the IPO, the U.S. Stockholders become aware of any fact or circumstance which would change (or, if after the Closing Date, would have changed) a representation or warranty of the U.S. Stockholders in this Agreement or would affect any document delivered pursuant hereto in any material respect, the U.S. Stockholders shall immediately give notice of such fact or circumstance to Healthworld. However, subject to the provisions of Section 7.8, such notification shall not relieve the U.S. Stockholders of their respective obligations under this Agreement.

              5.29.2 The U.S. Stockholders each acknowledge and agree:

                     (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all;


                     (ii) that neither Healthworld nor any of its officers, directors, agents or representatives nor any Underwriter (other than as provided in the Underwriting Agreement) shall have any liability to the Company, the U.S. Stockholders or any other person affiliated or associated with the Company for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all; and

                     (iii) that the decision of the U.S. Stockholders to enter into this Agreement,

                     (iv) has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or

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                Healthworld Agreement and Plan of Organization/US
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                            performed by any prospective underwriters, relative
                            to Healthworld or the IPO.

       5.30 Authority; Ownership. Such U.S. Stockholder has the full legal right, power and authority to enter into this Agreement. Such U.S. Stockholder owns beneficially and of record all of the shares of the Company Stock identified in Schedule 5.3 as being owned by such U.S. Stockholder, and, except as set forth on Schedule 5.30, such Company Stock is owned free and clear of all Encumbrances and claims of every kind.

       5.31 Preemptive Rights. Such U.S. Stockholder does not have, or hereby waives, any preemptive or other right to acquire shares of Company Stock or Healthworld Stock that such U.S. Stockholder has or may have had other than rights of any U.S. Stockholder to acquire Healthworld Stock pursuant to this Agreement or any option granted by Healthworld.

       5.32 No Intention to Dispose of Healthworld Stock. No U.S. Stockholder is under any binding commitment or contract to sell, exchange or otherwise dispose of shares of Healthworld Stock to be received in connection with the Organization.

6      Representations of Healthworld.


       Healthworld represents and warrants that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true on the Closing Date and the Closing Date. All such representations and warranties shall survive the Closing Date for a period of twelve (12) months (the last day of such period being the "Expiration Date"), except that, solely for purposes of determining whether a claim for indemnification under Section 11.2.4 hereof has been made on a timely basis and solely to the extent that in connection with the IPO any person claiming indemnification from Healthworld hereunder actually incurs liability under the 1933 Act, the 1934 Act, or any other Federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

       6.1 Due Organization. Healthworld is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as contemplated.


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       6.2    Authorization. The representatives of Healthworld executing this
              Agreement have the authority to enter into and bind Healthworld to the terms of this Agreement. Healthworld has the full legal right, power and authority to enter into this Agreement.

       6.3 Capital Stock of Healthworld. The authorized capital stock of Healthworld is as set forth in Schedule 6.3. All of the issued and outstanding shares of the capital stock of Healthworld are owned by the U.S. Stockholders in the amounts set forth in Schedule 6.3. All of such shares are owned free and clear of all Encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of Healthworld have been duly authorized and validly issued, and are fully paid and nonassessable, are owned of record and beneficially by Girgenti. Such shares were offered, issued, sold and delivered by Healthworld in compliance with all applicable state and Federal laws concerning the issuance of securities.

       6.4 Transactions in Capital Stock. Except for the obligations under the agreements which form a part of the Healthworld Plan of Organization or the obligations which will arise under the Underwriting Agreement, no option, warrant, call, conversion right or commitment of any kind exists which obligates Healthworld to issue any of its authorized but unissued capital stock, and Healthworld has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. At the time of issuance thereof, the Healthworld Stock to be delivered to the U.S. Stockholders pursuant to this Agreement will constitute valid and legally issued shares of Healthworld, fully paid and nonassessable. The shares of Healthworld Stock to be issued to the U.S. Stockholders pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Section 15 hereof.

       6.5 Liabilities and Obligations. Healthworld does not have any liabilities, contingent or otherwise, except as set forth in or contemplated by this Agreement and the other agreements forming a part of the Healthworld Plan of Organization, including without limitation, the Underwriting Agreement for fees incurred in connection with the transactions contemplated hereby and thereby, and any liabilities and obligations which may exist under the Stuart Diamond Employment Agreement and the Healthworld License Agreement, copies of which are annexed to Schedule 6.5.

       6.6 Conformity with Law; Litigation. Healthworld is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality

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              having jurisdiction over it which would have a Material Adverse
              Effect; and there are no material claims, actions, suits or proceedings pending or, to the knowledge of Healthworld, threatened against or affecting Healthworld, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. Healthworld is not in violation of its certificate of incorporation, its by-laws or any other corporate governing instrument.

       6.7 Validity of Obligations. The execution and delivery of this Agreement by Healthworld and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of Healthworld. This Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of Healthworld.


       6.8 Limited Business Conducted. Healthworld was formed on September 12, 1996 solely for the purpose of entering into and consummating the Healthworld Plan of Organization. Healthworld has not filed any Returns or extension requests in respect of Tax. Healthworld has not since its formation conducted any business, acquired any assets, incurred any liabilities or entered into any agreements, except Healthworld has entered into the Stuart Diamond Employment Agreement and the Healthworld License Agreement and has engaged in other limited startup activities. It is anticipated that prior to the Closing, Healthworld will adopt a Stock Option Plan; however, Healthworld covenants that no options will be granted before the Registration Statement is declared effective by the SEC.

7      Covenants Prior to Closing.

       7.1 Access and Cooperation; Due Diligence. Between the date of this Agreement and the Closing Date, the U.S. Stockholders will cause the Companies to afford to the U.K. Stockholder and his authorized representatives reasonable access to all of the respective Companies' sites, properties, books and records during normal business hours and will furnish such additional financial and operating data and other information as to the business and properties of the respective Companies as may from time to time be reasonably requested. Each of the respective U.S. Stockholders will cooperate, and will cause the Companies to cooperate, in the preparation of any documents or other material which may be reasonably required in connection with any documents or materials required by this Agreement. Each U.S. Stockholder and the Company or other person will treat all information obtained in connection with the negotiation and performance of this Agreement

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              or the due diligence investigations conducted as confidential in accordance with the provisions of Section 13.2 hereof.

       7.2 Conduct of Business Pending Closing. Between the date of this Agreement and the Closing Date, the U.S. Stockholders shall cause the Companies to, except as set forth on Schedule 7.2 of its respective Disclosure Schedule:

              7.2.1 carry on its respective businesses in substantially the same manner as it has heretofore been conducted and not introduce any material new method of management, operation or accounting;


              7.2.2 maintain, in all material respects, its respective properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

              7.2.3 perform in all material respects all of its respective obligations under agreements relating to or affecting its respective assets, properties or rights;

              7.2.4 keep in full force and effect present insurance policies or other comparable insurance coverage;

              7.2.5 use its reasonable best efforts to maintain and preserve its business organization intact, retain its respective present key employees and maintain its respective relationships with suppliers, customers and others having business relations with the Company;

              7.2.6 maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

              7.2.7 maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, except in the ordinary course of business and except as may be reasonably necessary to effectuate the IPO; and

              7.2.8 maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices.


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       7.3    Prohibited Activities. Except as disclosed on Schedule 7.3 or as otherwise contemplated by this Agreement, between the date hereof and the Closing Date, the U.S. Stockholders will not permit the Company to:

              7.3.1 make any change in its certificate of incorporation or by-laws;

              7.3.2 issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed in Schedule 5.4;

              7.3.3 declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock (provided that the Company may declare and pay dividends pursuant to Section 10.5 hereof);

              7.3.4 enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it involves an amount not in excess of $10,000 and except if it involves the performance of services in the ordinary course of business;

              7.3.5 create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except:

                     7.3.5.1 with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $10,000 necessary or desirable for the conduct of the businesses of the Company,

                     7.3.5.2 liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained)

                     7.3.5.3 materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business, or

                     7.3.5.4 liens set forth on Schedule 5.10 hereto;

              7.3.6 sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the ordinary course of business;

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              7.3.7  negotiate for the acquisition of any business or the start-up of any new business;

              7.3.8 merge or consolidate or agree to merge or consolidate with or into any other corporation;


              7.3.9 waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in
                     Schedule 5.11 unless specifically listed thereon;

              7.3.10 commit a material breach or amend or terminate any material agreement, permit, license or other right of the Company;
                     or

              7.3.11 enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

       7.4 No Shop. None of the U.S. Stockholders shall, and they shall not permit any of the Companies, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly, to:

              7.4.1 solicit or initiate the submission of proposals or offers from any person for,

              7.4.2  participate in any discussions pertaining to, or

              7.4.3 furnish any information to any person other than Healthworld or its authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company, or a consolidation or business combination of the Company.

       7.5 Further Assurances. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby


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       7.6    Agreements. The U.S. Stockholders shall, and they shall cause the
              Company to, terminate any stockholders agreements, voting agreements, voting trusts, options, warrants and employment agreements between the Company and any employee listed on Schedule

              9.10 on or prior to the Closing Date. Such terminations shall be delivered to the Escrow Agent on the Closing Date.

       7.7 Notification of Certain Matters. The U.S. Stockholders shall give prompt notice to Healthworld and the U.K. Stockholder of:

              7.7.1 the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the U.S. Stockholders contained herein to be untrue or inaccurate in any material respect at or prior to the Closing; and

              7.7.2 any material failure of any U.S. Stockholder or any Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder.

The delivery of any notice pursuant to this Section 7.7 shall not be deemed to

              7.7.3 modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.8,

              7.7.4  modify the conditions set forth in Sections 8 and 9, or

              7.7.5 limit or otherwise affect the remedies available hereunder to the party receiving such notice.

       7.8 Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until 24 hours prior to the anticipated effectiveness of the Registration Statement to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided however, that supplements and amendments to Schedules 5.10, 5.11, 5.14 and 5.15 shall only have to be delivered at the Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business.


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       7.9    Cooperation in Preparation of Registration Statement. The U.S.
              Stockholders shall furnish or cause to be furnished to Healthworld and the Underwriters all of the information concerning the Companies and the U.S. Stockholders required for inclusion in, and will cooperate with Healthworld and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with generally accepted accounting principles, in form suitable for inclusion in the Registration Statement). The U.S. Stockholders agree promptly to advise Healthworld if at any time during the period in which a prospectus relating to the IPO is required to be delivered under the 1933 Act, any information contained in the prospectus concerning the Companies or the U.S. Stockholders becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy. Insofar as the information relates solely to each respective U.S. Stockholder and the Companies respectively owned by them, each U.S. Stockholder represents and warrants, as to such information with respect to such Company and himself that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the U.S. Stockholders shall not have responsibility for any such inclusions or omissions to the extent they relate to the U.K. Company or any of its subsidiaries and do not relate to the U.S. Companies.

8      Conditions Precedent to Obligations of U.S. Stockholders.

       The obligations of the U.S. Stockholders with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions.

8.1 Representations and Warranties; Performance of Obligations. All representations and warranties of the U.K. Stockholder and the Contributing Minority Stockholders contained in their respective Organization Agreements shall, if qualified as to materiality, be true and correct in all material respects, and if not so qualified, be true and correct, as of the Closing Date as though such representations and warranties had been made as of that time. All of the terms, covenants and conditions of the U.K. Stockholder and the Contributing Minority Stockholders contained in their respective Organization Agreements shall have been duly complied with and performed in all material respects. Certificates to the foregoing effect dated the Closing Date, signed by the U.K. Stockholder and each of the Contributing Minority Stockholders, shall have been delivered to the U.S. Stockholders.

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       8.2    Satisfaction. All actions, proceedings, instruments and documents required to carry out this Agreement and the respective Organization Agreements of the U.K. Stockholder and the Contributing Minority Stockholders and any other agreement incidental hereto or thereto and all other related legal matters shall be reasonably satisfactory to the U.S. Stockholders and their respective counsel. The U.S. Stockholders shall be reasonably satisfied that the Registration Statement and the prospectus forming a part thereof, including any amendments thereof or supplements thereto, shall not contain any untrue statement of a material fact, or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the condition contained in this sentence shall be deemed satisfied if the U.S. Stockholders shall have failed to inform Healthworld in writing prior to the effectiveness of the Registration Statement of the existence of an untrue statement of a material fact or the omission of such a statement of a material fact.

       8.3 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Organization or the IPO and no governmental agency or body shall have taken any other action or made any request of any of the Companies or the U.S. Stockholders as a result of which the U.S. Stockholders deem it inadvisable to proceed with the transactions hereunder.

       8.4 Opinions of Counsel. The U.S. Stockholders shall have received an opinion from counsel for the U.K. Stockholder and counsel for the Contributing Minority Stockholders, dated the Closing Date, in form and substance reasonably acceptable to counsel for the U.S. Stockholders.

       8.5 Consents and Approvals. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transaction contemplated herein shall have been obtained and made.

       8.6 No Material Adverse Change. No event or circumstance shall have occurred with respect to the U.K. Company or any of its Subsidiaries which would constitute a Material Adverse Effect.

       8.7 Secretary's Certificates; Good Standing. The U.S. Stockholders shall have received (a) certificates, dated the Closing Date and signed by the secretary of the U.K. Company and each of its Subsidiaries, certifying the truth and correctness of attached copies of the U.K. Company's and each of its Subsidiaries' Memorandum and Articles of Association (including amendments thereto) and such other

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              matters as may reasonably be requested by the U.S. Stockholders,
              (b) a certificate dated the Closing Date and signed by the secretary of Healthworld, certifying the truth and correctness of attached copies of Healthworld's certificate of incorporation (including amendments thereto) and by-laws (including amendments thereto), and (c) a certificate of good standing for Healthworld in the State of Delaware.

       8.8 Employment Agreements. Healthworld shall have executed an employment agreement substantially in the form of Exhibit hereto, for the annual compensation set forth on Schedule 8.8.

       8.9 Simultaneous Closings. The Closings pursuant to the Organization Agreements with respect to the U.K. Stockholder and the Contributing Minority Stockholders shall have occurred simultaneously with the Closing hereunder.

       8.10 Cater Share Purchase. The U.K. Company shall have purchased Cater's shares as described in Section 1.1.3.

9      Conditions Precedent to Obligations of Healthworld.

       The obligations of Healthworld with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions.

       9.1 Representations and Warranties; Performance of Obligations. All the representations and warranties of the U.S. Stockholders and the Company contained in this Agreement shall, if qualified as to materiality, be true and correct in all material respects, and if not so qualified, be true and correct, as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the U.S. Stockholders and the Company on or before the Closing Date shall have been duly performed or complied with in all material respects; and the U.S. Stockholders shall have delivered to Healthworld certificates dated the Closing Date and signed by them to such effect.

       9.2 Satisfaction. All actions, proceedings, instruments and documents required to carry out this Agreement and the respective Organization Agreements of the U.K. Stockholder and the Contributing Minority Stockholders and any other agreement incidental hereto or thereto and all other related legal matters shall be reasonably satisfactory to Healthworld and its counsel. Healthworld shall be reasonably


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              satisfied that the Registration Statement and the prospectus forming a part thereof, including any amendments thereof or supplements thereto, shall not contain any untrue statement of a material fact, or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

       9.3 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Organization or the IPO and no governmental agency or body shall have taken any other action or made any request of Healthworld as a result of which the management of Healthworld deems it inadvisable to proceed with the transactions hereunder.

       9.4 Opinion of Counsel. Healthworld shall have received an opinion from counsel to the U.S. Stockholders, dated the Closing Date, in form and substance reasonably acceptable to counsel for Healthworld.

       9.5 Consents and Approvals. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transaction contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Organization and no governmental agency or body shall have taken any other action or made any request of any Company as a result of which Healthworld deems it inadvisable to proceed with the transactions hereunder.

       9.6 No Material Adverse Change. No event or circumstance shall have occurred with respect to any of the Companies which would constitute a Material Adverse Effect, and none of the Companies shall have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the Company to conduct its business.

       9.7 Secretary's Certificates. Healthworld shall have received certificates, dated the Closing Date and signed by the secretary of each of the Companies, certifying the truth and correctness of attached copies of each of the Company's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto).


       9.8 Employment Agreements. The U.S. Stockholders shall have executed employment agreements substantially in the form of Exhibit hereto, for the annual compensation set forth on Schedule 8.8.

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       9.9    U.S. Stockholders' Release. Each of the U.S. Stockholders shall have delivered to Healthworld an instrument dated the Closing Date releasing the Company from any and all claims of such U.S. Stockholder against the Company and Healthworld and obligations of the Company and Healthworld to such U.S. Stockholder, except for
              (x) items specifically identified on Schedules 5.10 and 5.15 as being claims of or obligations to such U.S. Stockholder, (y) continuing obligations to such U.S. Stockholder relating to his employment by the Company and (z) obligations arising under this Agreement or the transactions contemplated hereby.

       9.10   Termination of Related Party Agreements. Except as set forth on
              Schedule 9.10, all existing agreements between the Company and the U.S. Stockholders shall have been canceled effective as of the Closing Date.

       9.11 Closings. The closing of the Organization agreements with respect to the U.K. Stockholder and the Contributing Minority Stockholders shall simultaneously occur with the closing of the transactions contemplated by this Agreement.

       9.12 Cater Share Purchase. The U.K. Company shall have purchased Cater's shares as described in Section 1.1.3.

10     Covenants of Healthworld and the U.S. Stockholders after Closing.

       10.1 Release From Guarantees; Repayment of Certain Obligations. Healthworld shall use commercially reasonable efforts to have each of the U.S. Stockholders released from any and all guarantees on any indebtedness or obligation that he personally guaranteed and from any and all pledges of assets that he pledged to secure such indebtedness or obligation for the benefit of the Company, with all such guarantees on indebtedness or obligation being assumed by Healthworld. In the event that Healthworld cannot obtain such releases from the lenders of any such guaranteed indebtedness or the obligee of any guaranteed obligation on or prior to 120 days subsequent to the Closing Date, Healthworld shall pay off or otherwise refinance or retire such indebtedness or obligation. From and after the Closing Date and until such time as all of such indebtedness or obligation is paid off, refinanced or retired, Healthworld shall maintain unencumbered funds in amounts sufficient to provide for such pay off, refinancing or retirement, provided that Healthworld may use such funds for other purposes, in its sole discretion, with the prior written consent of each U.S. Stockholder who has not as of that time been released from his guarantee as described above and whose indebtedness as described above has not as of that time been paid off, refinanced

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              or retired. Furthermore, Healthworld shall assume all obligations which any the U.S. Stockholder may have incurred to guarantee any lease of the Company and shall indemnify and hold harmless the U.S. Stockholders from any cost or expense arising under any such lease guarantee.

       10.2 Preservation of Tax and Accounting Treatment. Except as contemplated by this Agreement or the Registration Statement, after the Closing Date, Healthworld shall not and shall not permit any of its Subsidiaries to undertake any act that would jeopardize the tax-free status of the Organization.

       10.3   Preparation and Filing of Tax Returns.

              10.3.1 The Companies shall file or cause to be filed all required separate Federal income Tax Returns (and any State and local Tax Returns filed on the basis similar to that of S Corporations under Federal income Tax rules) of any Acquired Party for all taxable periods that end on or before the Closing Date in a manner prepared under the instructions of the U.S. Stockholders, consistent with historical practices. Each U.S. Stockholder shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the Company Financial Statements) shown by such Returns to be due.

              10.3.2 Healthworld shall file or cause to be filed all separate
                     Returns of, or that include, any Acquired Party for all taxable periods ending after the Closing Date.

              10.3.3 Each party hereto shall, and shall cause its Subsidiaries and Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceedings in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided.

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                     Subject to the preceding sentence, each party required to
                     file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

              10.3.4 Each of the Companies, Healthworld and each U.S.
                     Stockholder shall comply with the Tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a tax-free contribution under Section 351(a) of the Code.

              10.3.5 Without limiting the generality of the foregoing,
                     Healthworld shall retain, and shall cause the Company to retain, and the U.S. Stockholders shall retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Returns, supporting work schedules and other records or information which may be relevant to such Returns for all tax periods or portions thereof ending before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

              10.3.6 Each U.S. Stockholder shall furnish Healthworld with an affidavit, stating, under penalty of perjury, the transferor's United States taxpayer identification number and that the transferor is not a foreign person, pursuant to section 1445(b)(2) of the Code.

       10.4 Conformity With Girgenti/Milton Letter of Intent Regarding Governance. Corporate governance at the date of the closing of the IPO shall be in accordance with section 1.3 of the Girgenti/Milton Letter of Intent.

       10.5   Distributions for Estimated Taxes. The Company may, after the

              Balance Sheet Date and on or before the Closing Date, pay to each U.S. Stockholder the amount equal to the sum of his estimated Federal, state and local income taxes on the Company's S Corporation earnings taxable to such U.S. Stockholder for (i) the period after the Balance Sheet Date and ending with the Closing and (ii) for the fiscal year ending with the Balance Sheet Date; provided, however, that distributions described above may be made only to the extent not made prior to the Balance Sheet Date. Unless otherwise demonstrated by a U.S. Stockholder, it shall be presumed that a combined effective tax rate of 45% shall apply in determining the estimated taxes to be distributed pursuant to this section.


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11     Indemnification.

       The U.S. Stockholders and Healthworld each make the following covenants that are applicable to them, respectively:

       11.1 General Indemnification by the U.S. Stockholders. The U.S. Stockholders covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless Healthworld at all times, from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by Healthworld as a result of or arising from:

              11.1.1 any breach of the representations and warranties of the
                     U.S. Stockholders set forth herein or on the Disclosure Schedules or certificates delivered in connection herewith,

              11.1.2 any breach of any covenant or agreement on the part of the
                     U.S. Stockholders under this Agreement,

              11.1.3 any liability under the 1933 Act, the 1934 Act or other
                     Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue written statement or alleged untrue written statement of a material fact relating to any of the Companies or the U.S. Stockholders, and provided to Healthworld or its counsel by the U.S. Stockholders in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to any of the Companies or the U.S. Stockholders required to be stated therein or necessary to make the statements therein not misleading.

provided, however, that no U.S. Stockholder shall be liable for any indemnification obligation pursuant to this Section 11.1 to the extent attributable to a breach of any representation, warranty or agreement made herein individually by any other U.S. Stockholder. To the extent that any U.S. Stockholder shall have indemnified Healthworld in an amount which exceeds his proportionate share of the total amount indemnified, he shall have the right of indemnification against the other U.S. Stockholders to the extent they have paid less than their respective proportionate shares, with proportions being determined in relation to relative stock ownership in the Company as of the date hereof.


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       11.2   Indemnification by Healthworld. Healthworld covenants and agrees that it will indemnify, defend, protect and hold harmless the U.S. Stockholders at all times from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys, fees and expenses of investigation) incurred by the U.S. Stockholders as a result of or arising from:

              11.2.1 any breach by Healthworld of its representations and warranties set forth herein or on the Disclosure Schedules or certificates attached hereto,

              11.2.2 any breach of any covenant or agreement .on the part of
                     Healthworld under this Agreement,

              11.2.3 any liability under the 1933 Act, the 1934 Act or other
                     Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to Healthworld or any of the other company forming a part of the Healthworld Plan of Organization contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to Healthworld or any other company forming a part of the Healthworld Plan of Organization required to be stated therein or necessary to make the statements therein not misleading, or

              11.2.4 any representation or warranty relating to Healthworld's right, authority or capacity to enter into and consummate the terms of this Agreement.

       11.3 Third Person Claims. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section
              11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that

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              the Indemnifying Party shall not settle any criminal proceeding or any other proceeding to the extent that relief other than the payment of money is sought, without the written consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnified Party, Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and Indemnifying Party shall reimburse the Indemnified Party for the reasonable expenses of its counsel.
              After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except as set forth in the preceding sentence and to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. Upon agreement as to such settlement between said Third Person and the Indemnifying Party, the Indemnifying Party shall, in exchange for a complete release from the Indemnified Party, promptly pay to the Indemnified Party the amount agreed to in such settlement and the Indemnified Party shall, from that moment on, bear full responsibility for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified

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              Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

       11.4 Exclusive Remedy. The indemnification provided for in this Section 11 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that, nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.

       11.5   Limitations on Indemnification.

              11.5.1 Healthworld shall not assert any claim for indemnification hereunder against any U.S. Stockholders until such time as, and solely to the extent that, the aggregate of all claims which Healthworld may have against such U.S. Stockholder shall exceed one-half (0.5%) percent of the value of the Healthworld Stock delivered to such U.S. Stockholder, calculated at the IPO price (the "Indemnification Threshold"), provided, however, that Healthworld may assert and shall be indemnified for any claim under any Absolute Representation at any time, regardless of whether the aggregate of all claims which such persons may have against such U.S. Stockholder exceeds the Indemnification Threshold, it being understood that the amount of any such claim under any Absolute Representation shall not be counted towards the Indemnification Threshold.

              11.5.2 None of the U.S. Stockholders shall assert any claim for indemnification hereunder against Healthworld until such time as, and solely to the extent that, the aggregate of all claims which the U.S. Stockholders may have against Healthworld shall exceed $50,000, provided, however that the U.S. Stockholders may assert and shall be indemnified for any claim under Section 11.2.4 at any time, regardless of whether the aggregate of all claims which the U.S. Stockholders may have against Healthworld exceeds $50,000, it being understood that the amount of any such claim under
                     Section 11.2.4 shall not be counted towards such $50,000 amount.


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           11.5.3    No person shall be entitled to indemnification under this
                     Section 11 if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement. Notwithstanding any other term of this Agreement (except the proviso to this sentence), no U.S. Stockholder shall be liable under this Section 11 for an amount which exceeds the value of the Healthworld Stock to be received by such U.S. Stockholder in connection with the Organization, provided that a U.S. Stockholder's indemnification obligations pursuant to any Absolute Representation shall not be limited. For purposes of calculating the value of the Healthworld Stock to be received by a U.S. Stockholder, Healthworld Stock shall be valued at its initial public offering price as set forth in the Registration Statement. It is hereby understood and agreed that a U.S. Stockholder may satisfy an indemnification obligation through payment of Healthworld Stock, such satisfaction to be to the extent of the then fair market value of Healthworld Stock conveyed by the Indemnifying Party pursuant to such indemnification.

12     Termination of Agreement.

       12.1 Termination. This Agreement may be terminated at anytime prior to the Closing Date solely:

              12.1.1 by mutual consent of all of the U.S. Stockholders, with the consent of the U.K. Stockholder;

              12.1.2 by Vote of a Majority in Interest of the U.S. Stockholders
                     if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 1997, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date;

              12.1.3 by Vote of a Majority in Interest of the U.S. Stockholders,
                     on the one hand, or by Healthworld, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date; or


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              12.1.4 by either a Vote of a Majority in Interest of the U.S.
                     Stockholders or by Healthworld, if a material breach or default shall be made by the U.K. Stockholder or the Contributing Minority Stockholders in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained in their respective agreements, and the curing of such default shall not have been made on or before the Closing Date.

       12.2   Liabilities in Event of Termination.

       The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

13     Non-Competition; Non-Disclosure.

       13.1 Non-Competition. Each of the U.S. Stockholders will not, for a period (the "Restrictive Period") commencing with the date hereof and concluding two (2) years following the Closing Date, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

              13.1.1 as an officer, director, shareholder, owner, partner, joint venture, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative (except that a U.S. Stockholder may be employed by any entity engaged in the advertising business so long as he does not have contact with or provide services to or for the benefit of any such client) within the "Territory" (hereafter defined):

                   13.1.1.1 engage in any advertising business having as a
                            client any corporation or any other entity which was a client of Healthworld or any of its Subsidiaries at any time within the Restrictive Period; or

                   13.1.1.2 engage in any mass media communication of
                            health-related information, whether by means of publishing, television, radio, the internet or otherwise; or


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                   13.1.1.3 engage in any other business engaged in by
                            Healthworld or any of its subsidiaries at any time during the "Contact Period" (hereafter defined).


The term "Territory" means each of the geographic areas which lie within a 100 mile radius of any location at which Healthworld or any of its subsidiaries (which were subsidiaries of Healthworld at any time during the "Contact Period," hereafter defined) conducted any business during the Restrictive Period. The term "Contact Period" means the period commencing with the date hereof and ending with the later to occur of (i) the Closing Date or (ii) the date upon which the respective Stockholder is no longer engaged as an officer, employee or director of Healthworld or any of its subsidiaries.

              13.1.2 call upon any person who is, at that time, an employee of
                     Healthworld (including the subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of Healthworld (including the subsidiaries thereof), provided that the U.S. Stockholders shall be permitted to call upon and hire any member of his or her immediate family;

              13.1.3 call upon any person or entity which is, at that time, or which has been, at any time within the Restrictive Period, a customer of Healthworld (including the subsidiaries thereof) for the purpose of soliciting or selling products or services in direct competition with Healthworld within the Territory;

              13.1.4 call upon any prospective acquisition candidate, on the
                     U.S. Stockholder's own behalf or on behalf of any competitor in the advertising business or in the business of communicating health information through mass media, which candidate, to the actual knowledge of the U.S. Stockholder after due inquiry, was called upon by Healthworld (including the subsidiaries thereof) at any time during the Restrictive Period or for which, to the actual knowledge of the U.S. Stockholder after due inquiry, Healthworld (or any subsidiary thereof) at any time during the Restrictive Period made an acquisition analysis, for the purpose of acquiring such entity; or

              13.1.5 disclose customers, whether in existence or proposed, of
                     Healthworld (or any subsidiary thereof) to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that Healthworld (or any subsidiary thereof) has in the past disclosed such information to the public for valid business reasons.


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Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the any of the U.S. Stockholders from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

       13.2   Nondisclosure.

              13.2.1 Definitions. Each of the U.S. Stockholders recognizes and acknowledges that he has had in the past, currently has, and in the future may possibly have, access to certain confidential information of Healthworld or any of its Subsidiaries, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of Healthworld and its Subsidiaries, and/or their respective businesses (the "Confidential Information"). Confidential Information shall not include any information:


                     (i) which becomes known to the public generally through no fault of the U.S. Stockholder,

                     (ii) as to which disclosure is required by law or the order of any governmental authority under color of law; provided, that prior to disclosing any information pursuant to this clause (ii), the U.S. Stockholder shall give prior written notice thereof to Healthworld and provide Healthworld with the opportunity to contest such disclosure, or

                     (iii) as to which the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party.

              13.2.2 Covenant to Maintain Confidentiality. The U.S. Stockholder
                     agrees that until the later to occur of (i) five (5) years following the Closing Date or (ii) with respect to any portion of the Confidential Information the date upon which such portion no longer meets the definition of "Confidential Information", he will not disclose Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except

                     (i)    to authorized representatives of Healthworld,


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                     (ii)   during the course of the U.S. Stockholder's
                            employment by Healthworld or any of its
                            Subsidiaries, such information may be disclosed by the U.S. Stockholder as is required in the course of performing his duties and

                     (iii) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 13.2.

       13.3 Injunctive Relief; Damages. Because of the difficulty of measuring economic losses to Healthworld as a result of a breach of the foregoing covenants in this Section 13, and because of the immediate and irreparable damage that could be caused to Healthworld for which it would have no other adequate remedy, each of the U.S. Stockholders agrees that the foregoing covenants may be enforced by Healthworld in the event of breach by him, by injunctions and restraining orders. Nothing herein shall be construed as prohibiting Healthworld from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

       13.4 Reasonable Restraint. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the U.S. Stockholder in light of the activities and business of Healthworld (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of Healthworld.

       13.5 Severability; Reformation. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

       13.6 Independent Covenant. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action by a U.S. Stockholder against Healthworld (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Healthworld of such covenants. It is specifically agreed that the Restrictive Period stated at the beginning of
              Section 13, during which the agreements and covenants of the U.S. Stockholder made in Section 13 shall be effective, shall be computed


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              by extending the Restrictive Period by the amount of time during which the U.S. Stockholder is in violation of any provision of
              Section 13. The covenants contained in this 13 shall not be affected by any breach of any other provision hereof by any party hereto.

       13.7 Survival. The obligations of the parties under this Section 13 shall survive the termination of this Agreement.

14     Federal Securities Act Representations.

       The U.S. Stockholders acknowledge that the shares of Healthworld Stock to be delivered to the U.S. Stockholders pursuant to this Agreement have not been and will not be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The Healthworld Stock to be acquired by such U.S. Stockholders pursuant to this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

       14.1 Compliance with Law. The U.S. Stockholders covenant, warrant and represent that none of the shares of Healthworld Stock issued to such U.S. Stockholders will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Act and the rules and regulations of the SEC. All the Healthworld Stock shall bear the following legend: THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAW.

       14.2 Economic Risk; Sophistication. The U.S. Stockholders are able to bear the economic risk of an investment in the Healthworld Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment in the Healthworld Stock. The U.S. Stockholders party hereto have had an adequate opportunity to ask questions and receive answers from the officers of Healthworld concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of Healthworld, the plans for the operations of the business of Healthworld, the business, operations and financial condition of the companies which are entering into the Organization but are not owned by the respective U.S.

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              Stockholder, and any plans for additional acquisitions and the like. The U.S. Stockholders have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

15     Registration Rights.

       15.1 Piggyback Registration Rights. At any time commencing one (1) year following the Closing, whenever Healthworld proposes to register any Healthworld Stock for its own or others' account under the 1933 Act for a public offering, other than any shelf registration of shares to be used as consideration for acquisitions of additional businesses by Healthworld and registrations relating to employee benefit plans, Healthworld shall give each of the U.S. Stockholders prompt written notice of its intent to do so. Upon the written request of any of the U.S. Stockholders given within 30 days after receipt of such notice, Healthworld shall cause to be included in such registration all of the Healthworld Stock issued to the U.S. Stockholders pursuant to this Agreement (including any stock issued as (or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by Healthworld as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such Healthworld Stock) which any such U.S. Stockholder requests, provided that Healthworld shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares could, in the opinion of counsel to Healthworld or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free organization or jeopardize the ability of Healthworld to utilize pooling-of-interest accounting. In addition, Healthworld shall have the right to reduce the number of shares included in such registration if and to the extent Healthworld is advised by the underwriters of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 15.1 that the number of shares to be sold by persons other than Healthworld is greater than the number of such shares which can be offered without adversely affecting the offering. Any such reduction shall be made pro rata based on the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by the Underwriter.


       15.2 Registration Procedures. All expenses incurred in connection with the registrations under this Article (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by Healthworld. In connection with registrations under Section 15.1, Healthworld shall use its best efforts to prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the

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              Healthworld Stock and use its best efforts to cause such
              registration to promptly become and remain effective for a period of at least 90 days (or such shorter period during which holders shall have sold all Healthworld Stock which they requested to be registered); use its best efforts to register and qualify the Healthworld Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the Healthworld Stock; and take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder.

       15.3 Underwriting Agreement. In connection with each registration pursuant to Section 15.1 covering an underwritten registration public offering, Healthworld and each participating holder agree to enter into a written agreement with the underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between the underwriter and companies of Healthworld's size and investment stature, including indemnification.

       15.4 Availability of Rule 144. Healthworld shall not be obligated to register shares of Healthworld Stock held by any U.S. Stockholder at any time when the resale provisions of Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act are available to such U.S. Stockholder.

16     General.

       16.1 Cooperation. The U.S. Stockholders and Healthworld shall each deliver or cause to be delivered and the U.S. Stockholder shall cause the Companies to deliver, to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The U.S. Stockholder shall cause the Companies to cooperate and use their reasonable efforts to have their respective present officers, directors and employees cooperate with Healthworld on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

       16.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Healthworld, and the heirs and legal representatives of the U.S. Stockholders.


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       16.3   Entire Agreement. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the U.S. Stockholders and Healthworld and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the U.S. Stockholders and Healthworld (acting through its officers, duly authorized by its Board of Directors).

       16.4   Counterparts. This Agreement may be executed simultaneously in two
              (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same-instrument.


       16.5 Expenses. If the transactions herein contemplated shall be consummated, Healthworld will pay the fees, expenses and disbursements of Healthworld and its agents, representatives, accountants and counsel incurred in connection with the preparation and filing of the registration statement, the underwriting and the IPO, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by Healthworld under this Agreement, including the fees and expenses of Arthur Andersen, LLP, Rosenman & Colin LLP, Todtman, Nachamie, Hendler & Spizz, P.C. (as they relate to the subject matter described in this paragraph), the Underwriters or any other person or entity retained by Healthworld (the "IPO costs").

                     If the transactions herein contemplated shall not be consummated, then the IPO costs shall be paid 69% by the U.S. Companies and 31% by the U.K. Company. The U.S. Companies and the U.K. Company shall contribute to (and, if necessary, reimburse each other for) any such required payments in such proportions. Notwithstanding the foregoing, in the event any indemnity obligation arises to the Underwriters pursuant to any agreement between the Underwriters and Healthworld, the U.K. Stockholder, the U.S. Stockholders, the U.K. Company and/or the U.S. Companies with respect to the Underwriters' services in contemplation of the IPO, then the breaching party shall be solely responsible for such indemnification obligations and the non-breaching party shall be entitled to reimbursement from the breaching party for any payment made by the non-breaching party in respect thereof.


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                Healthworld Agreement and Plan of Organization/US
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                     If the transactions herein contemplated shall be
                     consummated, Healthworld shall pay the fees, expenses and disbursements of Healthworld and the U.S. Stockholders and their respective agents, representatives, accountants and counsel incurred in connection with the negotiation and consummation of this Agreement and any amendments thereto, including all counsel and professional costs of the U.S. Stockholder relating to the negotiation and consummation of this Agreement (the "Reorganization Costs"), but not including the cost of any broker or agent described in
                     Section 5.27.

                     If the transactions herein contemplated shall not be consummated, the U.S. Stockholders shall pay their Reorganization Costs.

                     Any other costs and expenses of the U.S. Stockholders which are not described as IPO Costs or Reorganization Costs shall be paid by the U.S. Stockholders, including but not limited to the cost of any broker or agent described in
                     Section 5.27, except that Healthworld shall pay all stock transfer and/or recording taxes or duties imposed with respect to stock transfers effectuated pursuant to the Organization. Each U.S. Stockholder acknowledges that he, and not Healthworld, will pay all Taxes due upon receipt of the consideration payable pursuant to Section 2 hereof, and will assume all Tax risks and liabilities of such U.S. Stockholder in connection with the transactions contemplated hereby, except as otherwise specifically contemplated in this Section 16.5.

       16.6 Notices. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

       (a)    If to Healthworld:

                                          100 Avenue of the Americas
                                          New York, New York  10013
                                          Attn: Chairman of the Board and
                                                Chief Executive Officer

              With copies to:

              Rosenman & Colin LLP              Todtman, Nachamie,
              575 Madison Avenue                Hendler & Spizz, P.C.

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                Healthworld Agreement and Plan of Organization/US
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              New York, N.Y.  10024             425 Park Avenue
              Attn: Howard Jacobs, Esq.         New York, New York  10022
                                                Attn: Alex Spizz, Esq.

              If to any U.S. Stockholder, addressed to him at his address first set forth hereinabove together with copies to:

              Reid & Priest, LLP                Rakisons
              40 W. 57th St.                    20 Chancery Lane
              New York, N.Y.  10024             London WC2A INF
              Attn: Burton K. Haimes, Esq.      Attn: Jonathan Polin, Esq.

or to such other address or counsel as any party hereto shall specify pursuant to this Section 16.6 from time to time.

       16.7 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to any requirements thereof which might otherwise cause the application of the law of another jurisdiction, and the parties consent to New York as the exclusive venue for resolving any and all disputes that may arise concerning this Agreement.

       16.8 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

       16.9   Time. Time is of the essence with respect to this Agreement.

       16.10 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.


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                Healthworld Agreement and Plan of Organization/US
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       16.11  Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies an elections available at law or in equity.

       16.12 Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

       16.13 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only by mutual consent of Healthworld and the Vote of a Majority in Interest of the U.S. Stockholders.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HEALTHWORLD CORPORATION


By:____________________________________

    Steven Girgenti, Chairman and CEO


and By:______________________________________
         William Leslie Milton, President



----------------------------------          ------------------------------------
         STEVEN GIRGENTI                             WILLIAM BUTLER


----------------------------------           -----------------------------------
         FRANCIS HUGHES                             HERBERT EHRENTHAL




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